LETTER TO SHAREHOLDERS March 22, 2023 Q4 and Fiscal Year 2022

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 2 Our mission To be the most trusted and convenient destination for pet parents and partners everywhere.

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 3 FINANCIAL & OPERATING DATA $2.71 $495 +15.1% YoY +$69.7M YoY +$120.1M YoY +460 bps YoY 28.1% $6.1m $92.0m 3.4% 20.4 billion +13.4% YoY million Q4 2022 Net Sales Net Sales Per Active Customer(4) Net Income(1) Adjusted EBITDA(2) Adj. EBITDA Margin(2)(6) Active Customers(3) Gross Margin +270 bps YoY Q4 and Fiscal Year 2022 Highlights Q4 2021 Q4 2022 +13.6% YoY $10.1 billion FY 2022 Net Sales +130 bps YoY 28.0% 0.2% Net Margin(1)(6) +290 bps YoY +130 bps YoY 0.5% +$123.0M YoY +$227.4M YoY $49.2m $305.9m 3.0% +210 bps YoY +$155.5M YoY $42.1m Free Cash Flow (2) $119.3m +$110.7M YoY 1/29/2023 1/30/2022 % Change 1/29/2023 1/30/2022 % Change $ 2,707,479 $ 2,388,398 13.4% $ 10,098,939 $ 8,890,773 13.6% $ 6,104 $ (63,609) 109.6% $ 49,232 $ (73,817) 166.7% 0.2% (2.7)% 0.5% (0.8)% $ 91,968 $ (28,120) n/m $ 305,938 $ 78,552 289.5% 3.4% (1.2)% 3.0% 0.9% $ 69,632 $ (47,778) 245.7% $ 225,783 $ 11,491 n/m $ 0.01 $ (0.15) 106.7% $ 0.12 $ (0.18) 166.7% $ 0.16 $ (0.11) 245.5% $ 0.53 $ 0.03 n/m $ 100,552 $ (65,967) 252.4% $ 349,572 $ 191,739 82.3% $ 42,103 $ (113,439) 137.1% $ 119,282 $ 8,553 n/m 20,405 20,663 (1.2)% 20,405 20,663 (1.2)% $ 495 $ 430 15.1% $ 495 $ 430 15.1% $ 1,984,173 $ 1,689,189 17.5% $ 7,370,416 $ 6,245,011 18.0% 73.3% 70.7% 73.0% 70.2% (1) (2) (3) (4) (5) (6) We define active customers as the total number of customers who have ordered a product or service, and for whom a product has shipped or for whom a service has been provided, at least once during the preceding 364-day period. We define net sales per active customer as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that fiscal quarter. We define Autoship customers as customers in a given fiscal quarter for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. We define Autoship customer sales as a percentage of net sales as the Autoship customer sales in a given reporting period divided by the net sales from all orders in that period. We define net margin as net income (loss) divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales. Includes share-based compensation expense, including related taxes, of $50.2 million and $163.2 million for the thirteen and fifty-two weeks ended January 29, 2023 compared to $15.8 million and $85.3 million for the thirteen and fifty-two weeks ended January 30, 2022, respectively. Adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted basic and diluted earnings (loss) per share, and free cash flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Autoship customer sales (5) Autoship customer sales as a percentage of net sales (5) n/m - not meaningful Adjusted EBITDA (2) Adjusted EBITDA margin (2) (6) Net cash provided by (used in) operating activities Adjusted net income (loss) (2) Free cash flow (2) Earnings (loss) per share, basic and diluted (1) Active customers (3) Net sales per active customer (4) Adjusted earnings (loss) per share, basic and diluted (2) Net margin (6) 52 Weeks Ended(in thousands, except net sales per active customer, per share data, and percentages) 13 Weeks Ended Net sales Net income (loss) (1) Q4 21 Q4 22 Q4 2022 FY 2022 Q4 2022 FY 2022

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 4 We are pleased to share our results for the fourth quarter and fiscal year ended January 29, 2023. Against the backdrop of a rapidly changing operating and economic environment, we produced record-high revenue, profitability, and free cash flow. Our dedication to serving pet parents and partners with a widening ecosystem of offerings led to another year of market share gains in the pet category, which once again demonstrated its historical resilience, despite evolving macro conditions. Fourth-Quarter Financial Highlights: Chewy’s mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe we are positively transforming the industry with a superior value proposition that keeps our customers at the center of everything we do, from our high-touch customer service, to our broad assortment of brands, to delivering on the core e-commerce tenets of speed and convenience. We are maniacally focused on providing a truly unique and personalized shopping experience that builds trust, brand loyalty, and drives repeat purchasing. • Net sales of $2.71 billion, an increase of 13.4 percent year over year • Gross margin expanded 270 basis points year over year to 28.1 percent • Net income of $6.1 million, including share- based compensation expense of $50.2 million, and net margin increased 290 basis points to 0.2 percent • Adjusted EBITDA was $92.0 million and adjusted EBITDA margin increased 460 basis points to 3.4 percent • Free cash flow was $42.1 million, an increase of $155.5 million year over year Dear Shareholder, Fiscal Year Financial Highlights: • Net sales of $10.1 billion, an increase of 13.6 percent year over year • Gross margin expanded 130 basis points year over year to 28.0 percent • Net income of $49.2 million, including share- based compensation expense of $163.2 million, and net margin increased 130 basis points to 0.5 percent • Adjusted EBITDA was $305.9 million and adjusted EBITDA margin increased 210 basis points to 3.0 percent • Free cash flow was $119.3 million, an increase of $110.7 million year over year

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 5 Q4 and Fiscal Year 2022 Business Highlights Chewy’s fourth-quarter results cap an incredible year and looking ahead, we continue to be excited about the growth opportunities for our business. The pet category has a U.S. total addressable market that is over $130 billion, which has grown consistently through the ups and downs of economic cycles. Importantly, we continue to see significant whitespace for expansion, and we remain committed towards innovating at a high pace across both new product and service offerings as well as technological and operational advancements. Most importantly, our strategy remains focused on relentlessly advancing our mission of being the most trusted and convenient destination for pet parents and partners everywhere. Strong Topline Momentum Supported by Non-Discretionary Categories and Autoship Our fourth-quarter net sales increased 13.4 percent year over year to $2.71 billion, which brought our full- year 2022 net sales to $ 10.1 billion, reflecting annual growth of 13.6 percent. Additionally, our Autoship customer sales increased 17.5 percent year over year and generated 73.3 percent of our fourth-quarter net sales, representing a 260 basis point increase over the prior year period. Non-discretionary categories, including consumables and healthcare, remained pillars of strength, growing 18.5 percent year over year, with the offset coming from discretionary categories such as hardgoods. Our topline expansion reflects our ability to manage the dynamic pricing environment as well as the recurring nature of our business model and our ability to expand share of wallet from our customers over time. Over 20 Million Customers Spending Progressively More With Us Over Time We further deepened our customer engagement, with net sales per active customer (NSPAC) growing 15.1 percent year over year to $495 in the fourth quarter with our three oldest cohorts each spending over $1,000 in 2022 and all but our two most recent cohorts spending over $500. With nearly 60 percent of our customers having joined our platform within the last three years, we believe significant runway remains for our customers to spend progressively more with us the longer they stay. We ended the fourth quarter with 20.4 million active customers. We believe the modest sequential decline in active customers reflects the continued softness in discretionary spending experienced across the broader economy, as well as the residual impact of attrition from our 2020 and 2021 cohorts. We anticipate returning to positive active customer growth in 2023 and expect NSPAC will continue to strengthen.

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 6 ADDITIONAL RUNWAY FOR MARGIN EXPANSION Gross Margin Fourth-quarter 2022 gross margin expanded 270 basis points to 28.1 percent. The significant improvement in year-over-year fourth-quarter gross margin was driven by favorable pricing comps relative to fourth quarter 2021, and to a lesser degree, by our ongoing supply chain transformation. Full year 2022 gross margin expanded 130 basis points to 28.0 percent, in line with the high end of our long-term guidance. Continued pricing strength combined with the progress we have made in our supply chain initiatives enabled us to deliver these results. Over a longer time horizon, given the nascency of many of our initiatives, such as Private Brands, Chewy Health including Insurance, Sponsored Ads and more, we believe there is additional runway left for incremental gross margin expansion. Adjusted EBITDA Margin Our strong gross margin performance coupled with SG&A leverage produced meaningful adjusted EBITDA growth. Fourth-quarter adjusted EBITDA was $92.0 million and adjusted EBITDA margin was 3.4 percent, an increase of $120 million and 460 basis points, respectively. These same drivers manifested themselves in our full-year 2022 results as adjusted EBITDA nearly quadrupled from 2021 levels to over $300 million and adjusted EBITDA margin expanded 210 basis points to 3.0 percent. OUR OPERATING PHILOSOPHY Delivering Long-Term Profitable Growth Remains Our North Star Over the past four years, we have increased revenues from $3.5 billion to over $10 billion, while concurrently expanding gross margins from 20 to 28 percent and adjusted EBITDA margins from negative 6.5 percent to positive 3.0 percent. These results are both a testament to our team’s focus on scaling our core businesses and our ability to ideate new ways to improve customer experience, or to launch new services for customers and partners and then follow through with disciplined and high-bar execution. Our 2023 strategy is consistent with this operating philosophy: scale our existing cost base while simultaneously making purposeful investments that drive sustainable growth and profits over a multi- year period. Scaling Our Cost Base: Supply Chain Transformation The supply chain transformation initiatives that we began in 2021 have helped us expand our gross margin while simultaneously improving customer experience. These efforts included areas such as import routing, inventory planning and placement, and middle mile. Additionally, our decision to invest in fulfillment center automation in 2019 is now providing significant leverage in SG&A, with meaningful upside left to go. In 2023, we plan to continue scaling these efforts and drive further SG&A leverage. For starters, given the success of our automation initiatives, and the productivity benefits we are realizing in ramping our first three automated facilities, we have made the decision to close our two oldest non-automated fulfillment centers. We believe this action will enable incremental order volume to flow through our automated facilities, which we expect will allow us to realize approximately 50 basis points of additional SG&A leverage in 2023. Furthermore, we are on track to open our fourth automated facility in Nashville in the first half of this year. In summary, in 2023 we expect to continue benefiting from the strategic investments we made just a few years ago in warehouse automation. Moving forward, we remain committed to demonstrating strong operating discipline in running the business, and tightly managing expenses along the way.

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 7 Chewy to Expand Internationally Having strengthened our fundamentals over the past few years, we believe that the time is right to bring the Chewy brand and our superior value proposition to pet parents outside of the U.S. To this end, we are actively building the capabilities and team to launch our first international market over the next few quarters. We expect this important development to unlock meaningful incremental TAM and we are excited to introduce Chewy to a broader customer base, with whom we believe our brand and mission will resonate strongly. We look forward to detailing more specific plans with you in our next shareholder letter. Incredibly Optimistic About the Roadmap Ahead Our 2022 results demonstrate our unwavering focus on day-to-day execution and our ability to get big fast and fit fast. At the same time, we demonstrated our ability to make smart capital allocation decisions in new verticals that can scale and contribute superior growth and profits over time. Moving forward, we plan to remain highly disciplined in making and supporting additional growth investments. As we enter 2023, we remain incredibly optimistic about our roadmap ahead and our ability to maximize value for the millions of pet parents whom we serve, our partners, our team members, and our shareholders alike.

Q4 Fiscal 2022 Financial Highlights

Resilient consumer demand across non-discretionary product categories and ongoing share of wallet gains drove a 13.4 percent year-over-year increase in net sales as well as record NSPAC and Autoship participation, while focused execution and tight cost control helped accelerate profitability.

Net Sales

Net sales were $2.71 billion, a year-over-year increase of 13.4 percent and a new record quarterly high. The key revenue drivers in the quarter were a consistent consumer demand in consumables and other non-discretionary, recurring-revenue categories and a 15.1 percent increase in NSPAC. Fourth-quarter NSPAC was $495, which represents a $65 increase year over year.



($Millions)
$2,388
$2,428
$2,431
$2,532
$2,707
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22

Autoship Customer Sales

Autoship customer sales increased 17.5 percent year over year to $1.98 billion. This equates to a record-high 73.3 percent of total net sales in the fourth quarter. We define Autoship customers as customers that had an order shipped through our Autoship subscription program during the preceding 364-day period. Autoship provides pet parents with convenient and flexible automatic reordering and delivery that makes meeting their recurring needs even easier.



($Millions)
$1,689
$1,754
$1,777
$1,856
$1,984
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22

Gross Margin

Gross margin expanded 270 basis points to 28.1 percent, driven by favorable pricing comps relative to the fourth quarter of 2021 and, to a lesser degree, by our ongoing supply chain transformation. On a full-year basis, gross margin expanded 130 basis points to 28.0 percent, a new annual record.



25.5%
26.7%
28.0%
25.4%
28.1%
FY'20
FY'21
FY'22
Q4'21
Q4'22

NOTE: Gross Margin is defined as Gross Profit divided by Net Sales.

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 8

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 9 Net income was $6.1 million, compared to net loss of $63.6 million last year, reflecting strong net sales growth, gross margin expansion, and operating expense leverage. Full year net income was positive for the first time in company history at $49.2 million, or 0.5 percent net margin. Net income for the quarter included share-based compensation and related tax expense of $50.2 million, compared to $15.8 million last year. Net margin for the quarter was 0.2 percent, a 290 basis point improvement over last year. Excluding share-based compensation and related tax expense, net margin was 2.1 percent, a 410 basis point improvement over last year. Net Income (Loss) Adjusted EBITDA was $92.0 million, an increase of $120.1 million year over year. Adjusted EBITDA margin improved 460 basis points year over year to 3.4 percent. Our strong gross margin performance and SG&A leverage were the primary growth drivers in the quarter. Full-year adjusted EBITDA was $305.9 million, an increase of $227.4 million from last year. Full-year adjusted EBITDA margin was 3.0 percent, a 210 basis point improvement over last year. Strong gross margin and SG&A leverage also drove full-year results. Adjusted EBITDA(1) Net cash provided by operating activities was $100.6 million, compared to net cash used in operating activities of $66.0 million in the fourth quarter of 2021. Full-year net cash provided by operating activities was $349.6 million, compared to $191.7 million last year. Net Cash Provided by (Used in) Operating Activities ($Millions) ($Millions) (1) Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. ($Millions)

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 10 Fourth-quarter free cash flow was positive $42.1 million compared to negative $113.4 million last year. Fourth-quarter free cash flow included $100.6 million of cash provided by operating activities and $58.5 million of cash used for capital investments. Capital investments were primarily related to investments in our automated fulfillment centers. For the full year, cash flow from operations was positive $349.6 million and capital investments were $230.3 million, or 2.3 percent of net sales. Full-year free cash flow was $119.3 million. We ended the quarter and year with $677.4 million of cash, cash equivalents, and marketable securities on hand. We will host a conference call and earnings webcast at 5:00 pm Eastern time today to discuss these results. Investors and participants can access the call by dialing (844) 200-6205 in the U.S., (833) 950-0062 in Canada, or +1 (929) 526-1599 internationally, using the conference code 140225. A live webcast will also be available on Chewy’s investor relations website at investor.chewy.com. Thank you for taking the time to review our letter, and we look forward to your questions on our call this afternoon. Sincerely, Sumit Singh, CEO Free Cash Flow(1) Media Contact: Diane Pelkey dpelkey@chewy.com Investor Contact: Robert A. LaFleur ir@chewy.com Closing ($Millions) Mario Marte, CFO (1) Free cash flow is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 11 Consolidated Balance Sheets Chewy, Inc. (in thousands, except share and per share data) As of January 29, January 30, 2023 2022 Assets Current assets: Cash and cash equivalents $ 330,441 $ 603,079 Marketable securities 346,944 — Accounts receivable 126,349 123,510 Inventories 675,520 560,430 Prepaid expenses and other current assets 41,067 36,513 Total current assets 1,520,321 1,323,532 Property and equipment, net 478,738 367,166 Operating lease right-of-use assets 423,423 372,693 Goodwill 39,442 — Other non-current assets 53,152 22,890 Total assets $ 2,515,076 $ 2,086,281 Liabilities and stockholders’ equity Current liabilities: Trade accounts payable $ 1,030,882 $ 883,316 Accrued expenses and other current liabilities 738,467 761,563 Total current liabilities 1,769,349 1,644,879 Operating lease liabilities 471,765 410,168 Other long-term liabilities 60,005 16,498 Total liabilities 2,301,119 2,071,545 Stockholders’ equity: Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of January 29, 2023 and January 30, 2022 — — Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 114,160,531 and 108,918,032 shares issued and outstanding as of January 29, 2023 and January 30, 2022, respectively 1,141 1,089 Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 311,188,356 shares issued and outstanding as of January 29, 2023 and January 30, 2022, respectively 3,112 3,112 Additional paid-in capital 2,171,247 2,021,310 Accumulated deficit (1,961,543) (2,010,775) Total stockholders’ equity 213,957 14,736 Total liabilities and stockholders’ equity $ 2,515,076 $ 2,086,281

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 12 Consolidated Statements of Operations Chewy, Inc. (in thousands, except per share data. Unaudited) 13 Weeks Ended 52 Weeks Ended January 29, 2023 January 30, 2022 January 29, 2023 January 30, 2022 Net sales $ 2,707,479 $ 2,388,398 $ 10,098,939 $ 8,890,773 Cost of goods sold 1,947,368 1,782,887 7,268,034 6,517,191 Gross profit 760,111 605,511 2,830,905 2,373,582 Operating expenses: Selling, general and administrative 560,968 516,532 2,125,766 1,826,858 Advertising and marketing 183,427 152,164 649,386 618,902 Total operating expenses 744,395 668,696 2,775,152 2,445,760 Income (loss) from operations 15,716 (63,185) 55,753 (72,178) Interest income (expense), net 6,200 (424) 9,291 (1,639) Other expense, net (13,166) — (13,166) — Income (loss) before income tax provision 8,750 (63,609) 51,878 (73,817) Income tax provision 2,646 — 2,646 — Net income (loss) $ 6,104 $ (63,609) $ 49,232 $ (73,817) Earnings (loss) per share attributable to common Class A and Class B stockholders: Basic $ 0.01 $ (0.15) $ 0.12 $ (0.18) Diluted $ 0.01 $ (0.15) $ 0.12 $ (0.18) Weighted-average common shares used in computing earnings (loss) per share: Basic 424,328 419,111 422,331 417,218 Diluted 429,412 419,111 427,770 417,218

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 13 Consolidated Statements of Cash Flows Chewy, Inc. (in thousands) 52 Weeks Ended January 29, 2023 January 30, 2022 Cash flows from operating activities Net income (loss) $ 49,232 $ (73,817) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation and amortization 83,307 55,009 Share-based compensation expense 158,122 77,772 Non-cash lease expense 39,470 32,958 Change in fair value of equity warrants 13,340 — Other 1,069 595 Net change in operating assets and liabilities: Accounts receivable (2,735) (22,811) Inventories (115,090) (47,126) Prepaid expenses and other current assets (10,822) (18,931) Other non-current assets 1,114 (4,960) Trade accounts payable 147,566 104,951 Accrued expenses and other current liabilities 8,245 125,655 Operating lease liabilities (21,688) (19,850) Other long-term liabilities (1,558) (17,706) Net cash provided by operating activities 349,572 191,739 Cash flows from investing activities Capital expenditures (230,290) (183,186) Purchases of marketable securities (543,761) — Cash paid for acquisition of business, net of cash acquired (40,033) — Proceeds from maturities of marketable securities 200,000 — Other (1,400) — Acquisition of assets — (10,086) Net cash used in investing activities (615,484) (193,272) Cash flows from financing activities (Payments for) proceeds from tax sharing agreement with related parties (2,828) 43,714 Payments for tax withholdings related to vesting of share-based compensation awards (2,475) — Payment of debt modification costs (750) (1,584) Principal repayments of finance lease obligations (673) (863) Net cash (used in) provided by financing activities (6,726) 41,267 Net (decrease) increase in cash and cash equivalents (272,638) 39,734 Cash and cash equivalents, as of beginning of period 603,079 563,345 Cash and cash equivalents, as of end of period $ 330,441 $ 603,079 Supplemental disclosure of cash flow information Cash paid for interest $ 2,057 $ 2,051

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 14 Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDA Margin To provide investors with additional information regarding our financial results, we have disclosed adjusted EBITDA, a non-GAAP financial measure that we calculate as net income (loss) excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. We have included adjusted EBITDA and adjusted EBITDA margin because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We believe it is useful to exclude non-cash charges, such as depreciation and amortization and share- based compensation expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; changes in the fair value of equity warrants; and litigation matters and other items which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures; • adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy; • adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital; • adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include changes in the fair value of equity warrants, litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and • other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net income (loss), net margin, and our other GAAP results.

The following table presents a reconciliation of net income (loss) to adjusted EBITDA, as well as the calculation of net margin and adjusted EBITDA margin, for each of the periods indicated.

(in thousands, except percentages)	13 Weeks Ended		52 Weeks Ended	
Reconciliation of Net Income (Loss) to Adjusted EBITDA	**January 29, 2023**	**January 30, 2022**	**January 29, 2023**	**January 30, 2022**
Net income (loss)	$ 6,104	$ (63,609)	$ 49,232	$ (73,817)
Add:				
Depreciation and amortization	22,611	16,868	83,307	55,009
Share-based compensation expense and related taxes	50,188	15,831	163,211	85,308
Interest (income) expense, net	(6,200)	424	(9,291)	1,639
Change in fair value of equity warrants	13,340	—	13,340	—
Income tax provision	2,646	—	2,646	—
Transaction related costs	1,852	302	3,953	2,423
Other	1,427	2,064	(460)	7,990
Adjusted EBITDA	$ 91,968	$ (28,120)	$ 305,938	$ 78,552
Net sales	$ 2,707,479	$ 2,388,398	$10,098,939	$ 8,890,773
Net margin	*0.2 %*	*(2.7)%*	*0.5 %*	*(0.8)%*
Adjusted EBITDA margin	*3.4 %*	*(1.2)%*	*3.0 %*	*0.9 %*

We define net margin as net (loss) income divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Adjusted Net Income (Loss) & Adjusted Basic & Diluted Earnings (Loss) Per Share

To provide investors with additional information regarding our financial results, we have disclosed adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share, which represent non-GAAP financial measures. We calculate adjusted net income (loss) as net income (loss) excluding share-based compensation expense and related taxes as well as changes in the fair value of equity warrants. We calculate adjusted basic and diluted earnings (loss) per share by dividing adjusted net income (loss) attributable to common stockholders by the weighted-average shares outstanding during the period. We have provided a reconciliation below of adjusted net income (loss) to net income (loss), the most directly comparable GAAP financial measure.

We have included adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share because each is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted net income and adjusted basic and diluted earnings (loss) per share facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain variable gains and losses that do not represent a component of our core business operations. We believe it is useful to exclude non-cash share-based compensation expense because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude changes in the fair value of equity warrants, because the associated variable gains and losses are not a component of our core business operations. Accordingly, we believe that these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 15

Adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share have limitations as financial measures and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies may calculate adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share differently, which reduces their usefulness as comparative measures. Because of these limitations, you should consider adjusted net income (loss) and adjusted basic and diluted earnings (loss) alongside other financial performance measures, including various cash flow metrics, net income (loss), basic and diluted earnings (loss) per share, and our other GAAP results.

The following table presents a reconciliation of net income (loss) to adjusted net income (loss), as well as the calculation of adjusted basic and diluted earnings (loss) per share, for each of the periods indicated.

	13 Weeks Ended		52 Weeks Ended	
(in thousands, except per share data)	January 29, 2023	January 30, 2022	January 29, 2023	January 30, 2022
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)				
Net income (loss)	$ 6,104	$ (63,609)	$ 49,232	$ (73,817)
Add:				
Share-based compensation expense and related taxes	50,188	15,831	163,211	85,308
Change in fair value of equity warrants	13,340	—	13,340	—
Adjusted net income (loss)	$ 69,632	$ (47,778)	$ 225,783	$ 11,491
Weighted-average common shares used in computing adjusted earnings (loss) per share:				
Basic	424,328	419,111	422,331	417,218
Effect of dilutive share-based awards [(1)]	5,084	—	5,439	10,068
Diluted [(1)]	429,412	419,111	427,770	427,286
Earnings (loss) per share attributable to common Class A and Class B stockholders				
Basic	$ 0.01	$ (0.15)	$ 0.12	$ (0.18)
Diluted [(1)]	$ 0.01	$ (0.15)	$ 0.12	$ (0.18)
Adjusted basic	$ 0.16	$ (0.11)	$ 0.53	$ 0.03
Adjusted diluted [(1)]	$ 0.16	$ (0.11)	$ 0.53	$ 0.03

[(1)] For the fifty-two weeks ended January 30, 2022, our calculation of adjusted diluted earnings per share attributable to common Class A and Class B stockholders requires an adjustment to the weighted-average common shares used in the calculation to include the weighted-average dilutive effect of share-based awards.

Free Cash Flow

To provide investors with additional information regarding our financial results, we also disclose free cash flow, a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, capitalization of labor related to our website, mobile applications, and software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

We include free cash flow because it is used by our management and board of directors as an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow has limitations as a financial measure, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results.

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders

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Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 17 The following table presents a reconciliation of net cash provided by (used in) operating activities to free cash flow for each of the periods indicated. (in thousands) 13 Weeks Ended 52 Weeks Ended Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow January 29, 2023 January 30, 2022 January 29, 2023 January 30, 2022 Net cash provided by (used in) operating activities $ 100,552 $ (65,967) $ 349,572 $ 191,739 Deduct: Capital expenditures (58,449) (47,472) (230,290) (183,186) Free Cash Flow $ 42,103 $ (113,439) $ 119,282 $ 8,553 Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, customer service centers, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover.

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 18 Fiscal First Quarter 2023 Guidance Market, Ranking and Other Industry Data In this communication we refer to information regarding market data obtained from internal sources, market research, publicly available information, and industry publications. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections titled “Forward-Looking Statements” and “Risk Factors” included in our periodic filings with the Securities and Exchange Commission. We believe that these sources and estimates are reliable as of the date of this communication but have not independently verified them and cannot guarantee their accuracy or completeness. We have not reconciled our adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net, and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). Fiscal Year 2023 Guidance Adjusted EBITDA Margin (1) (1) Adjusted EBITDA and adjusted EBITDA Margin are a non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures. It remains important to note that conditions surrounding COVID-19 remain unpredictable and risks still remain. For discussion on these risks, see the sections titled “Forward-Looking Statements” and “Risk Factors” included in our periodic filings with the Securities and Exchange Commission. Flat to down 50 basis points year over year Net Sales $2.72 billion - $2.74 billion 12% to 13% year-over-year growth Net Sales $11.1 billion - $11.3 billion 10% to 12% year-over-year growth Guidance As we look to 2023, we plan to undertake numerous investments to increase our value proposition and lay the foundations for future growth and margin expansion. We also recognize that the operating environment remains challenging, so we will continue to be disciplined and focused as we navigate 2023. Our first-quarter and full-year 2023 guidance reflects a balanced view that incorporates the strength and visibility of our business model, our planned growth investments, while also providing some flexibility against an uncertain economic backdrop.

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 19 Forward-Looking Statements This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our ability to: sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new offerings; successfully manage risks related to coronavirus, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations; acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins and maintain profitability; manage our growth effectively; maintain positive perceptions of our company and preserve, grow, and leverage the value of our reputation and our brand; limit operating losses as we continue to expand our business; forecast net sales and appropriately plan our expenses in the future; estimate the size of our addressable market; strengthen our current supplier relationships, retain key suppliers and source additional suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties; mitigate changes in, or disruptions to, our shipping arrangements and operations; optimize, operate and manage the expansion of the capacity of our fulfillment centers; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; limit our losses related to online payment methods; maintain and scale our technology, including the reliability of our website, mobile applications, and network infrastructure; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; maintain consumer confidence in the safety, quality and health of our products; limit risks associated with our suppliers and our outsourcing partners; comply with existing or future laws and regulations in a cost-efficient manner; compete with other retailers and service providers; utilize tax attributes, net operating loss and tax credit carryforwards, and limit fluctuations in our tax obligations and effective tax rate; adequately protect our intellectual property rights; successfully defend ourselves against any allegations or claims that we may be subject to; attract, develop, motivate and retain highly-qualified and skilled employees; predict and respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market; reduce merchandise returns or refunds; respond to severe weather and limit disruption to normal business operations; manage new acquisitions, investments or alliances, and integrate them into our existing business; successfully enter the pet insurance market; manage challenges presented by international markets; successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector; raise capital as needed; and maintain effective internal control over financial reporting and disclosure controls and procedures. You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this communication primarily on our current assumptions, expectations, and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” included under Part I, Item 1A of our Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge

Chewy, Inc. | Q4 Fiscal 2022 Letter to Shareholders 20 from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.